SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 21, 2012

SELGA INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-165091	27-1368734
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

6021 Yonge Street –Suite 1011

Toronto, Ontario, Canada M2M 3W2

 (Address of principal executive offices) (Zip Code)

(647) 456-4002

(Registrant’s Telephone Number, Including Area Code)

NA

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On December 21, 2012, the Registrant filed a Certificate of Change with the Secretary of State of the State of Nevada.  The Certificate of Change affected a ten for one forward stock split (the “Stock Split”) and certain other changes as set forth herein.  As a result of the filing of the Certificate of Change, (i) each of the 13,430,000 issued and outstanding shares of the Registrant’s common stock, par value $0.001, was changed to the ten shares of common stock, par value $0.0001 per share; (ii) the number of outstanding shares of common stock was increased from 13,430,000 to 134,300,000 shares; (iii) the par value of the Registrant’s common stock was changed from $0.001 per share to $0.0001 per share; and the number of shares: and (iv) the number of shares of common stock that the Registrant is authorized to issue was increased from 75,000,000 shares to 750,000,000 shares.  In accordance with Nevada Law, the Certificate of Change was approved by the Registrant’s Board of Directors and did not require any vote of shareholders.

The Registrant, whose common stock trades under the symbol SLGA on the OTCBB,  has made an application to FINRA in connection with the Stock Split, but cannot predict when the Stock Split will be effective in the trading market.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits:

Exhibit No.

Description

3.1

Certificate of Change, filed December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Selga Inc.

(Registrant)

Date:

December 28, 2012

By:

/s/ Warmond Fang

Warmond Fang, Chief Executive Officer